UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

Trio Petroleum Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (661) 324-1122

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPET	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2022, Trio Petroleum Corp. (the “Company”) issued, to certain institutional investors in transactions exempt from registration under the Securities Act of 1933, as amended, certain warrants to purchase its shares of common stock, par value $0.0001 per share, at an exercise price of $1.03 per share (each a “Warrant” and collectively, the “Warrants”). The shares of common stock issuable upon exercise of the Warrants were subsequently registered for resale by the holders of the Warrants on a registration statement on Form S-1 (File No. 333-272638) which became effective on July 6, 2023.

On July 10, 2023, the Company entered into warrant exercise agreements (the “Warrant Exercise Agreements”) with five of the six holders of the Warrants, pursuant to which such holders agreed to exercise the Warrants, effective on the date hereof, to purchase 2,449,466 shares of common stock (which represented an increase of 25% over the number of shares of common stock exercisable pursuant to such Warrants on such date, as agreed to by the Company and the holders of the Warrants), and the Company agreed to reduce the exercise price of the Warrants from $1.03 to $0.80 per share with respect to the exercise of the Warrants pursuant to such Warrant Exercise Agreements. The Warrant held by the holder which did not enter into a Warrant Exercise Agreement with the Company remained unchanged, with respect to the number of shares exercisable thereunder, the exercise price and all other terms. The Company expects to receive aggregate gross proceeds of approximately $1,959,572 as a result of the exercise of Warrants pursuant to such Warrant Exercise Agreements.

The foregoing summary of the Warrant Exercise Agreements is qualified in its entirety by reference to the full text of the form of Warrant Exercise Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Spartan Capital Securities, LLC acted as financial advisor to the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Warrant Exercise Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIO PETROLEUM CORP.

Date: July 11, 2023		/s/ Frank Ingriselli
	Name:	Frank Ingriselli
	Title:	Chief Executive Officer and Director